Exhibit 10.55

EXECUTION COPY

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of 11 November 2009 (this “Agreement”) made among

(1)

XL Insurance (Bermuda) Ltd, a company organized and existing under the laws of Bermuda (with company registration number 12809) whose address of its registered or principal office is at XL House, One Bermudiana Road, Hamilton HM08, Bermuda (the “Applicant’);

(2)

XL Re Ltd a company organized and existing under the laws of Bermuda (with company registration number 21291) whose address of its registered or principal office is at XL House, One Bermudiana Road, Hamilton HM08, Bermuda (the “Second Pledgor”);

(the Applicant and the Second Pledgor, together referred to as the “Original Pledgors”, and, together with any Additional Pledgor from time to time becoming party hereto, the “Pledgors”); and

(5)	CITIBANK EUROPE PLC (the “Pledgee”).

PRELIMINARY STATEMENTS.

(1)

The Applicant and the Pledgee have entered into the Master Agreement (as defined in Exhibit A) pursuant to which the Pledgee may from time to time in its sole discretion issue or procure the issuance of, for the account of the Applicant, letters of credit or similar or equivalent instruments (each a “Credit” and, collectively, the “Credits”).

(2)

Each Pledgor has agreed to collateralize the obligations of the Applicant owed to the Pledgee that result from time to time under the Master Agreement and in respect of the Credits issued thereunder whether now existing or from time to time hereafter incurred or arising, as such obligations are more fully defined in Section 3 of this Agreement as the Secured Obligations.

(3)

The Pledgors and the Pledgee desire to execute and deliver this Agreement for the purpose of securing the Secured Obligations and subjecting the property hereinafter described to the Lien of this Agreement as security for the performance of the Secured Obligations.

(4)

The Pledgors have each opened an account with Bank of New York Mellon (the “Securities Intermediary”) at its office at One BNY Mellon Center, 500 Grant Street, AIM 151-1035, Pittsburgh, PA 15235 U.S.A. as set out in Schedule 7 (as may be amended from time to time), and each Additional Pledgor will open such an account upon entering into this Agreement (in relation to each Pledgor, and together with any successor account or additional account (including any account established pursuant to Section 4(e) hereof) opened and maintained for this purpose, that Pledgor’s “Account”).

(5)

Each of the Pledgors, the Pledgee, and the Securities Intermediary have entered into, and each Additional Pledgor will enter into, the Control Agreement (as defined in Exhibit A) pursuant to which the Accounts and the Collateral will be administered and maintained.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to enter into transactions with and to provide services to the Applicant, the parties hereto hereby agree as follows:

Section 1. Defined Terms Except as otherwise expressly provided herein, capitalized terms used herein shall have the meanings assigned to such terms in Exhibit A.

Section 2. Grant of Security. Subject to and in accordance with the provisions of this Agreement, each Pledgor hereby pledges and grants to the Pledgee a first priority security interest in and a Lien on all of that Pledgor’s right, title and interest, whether now owned or hereafter acquired, in all of the following (collectively, the “Collateral”):

(i)	that Pledgor’s Account;

(ii)

the Securities and any Instruments or other Financial Assets from time to time credited to that Pledgor’s Account (the “Pledged Securities”) including, without limitation, any Security Entitlement in respect of that Pledgor’s Account, the Pledged Securities or any of them, and any cash from time to time credited to that Pledgor’s Account;

(iii)

all additional Investment Property (including without limitation) Securities, Security Entitlements, Financial Assets, or other property and all funds, cash or cash equivalents (together with any applicable Account or Securities Account of that Pledgor) from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any other Collateral (all such funds, cash or cash equivalents to be Financial Assets for the purposes of this Agreement; and

(iv)

all Proceeds (including, without limitation, cash Proceeds) of any or all of the foregoing, including without limitation, Proceeds that constitute property of the types described in clauses (i), (ii) and (iii) above.

Section 3. Security for Obligations. In relation to each Pledgor, this Agreement (and the Collateral pledged by that Pledgor hereunder) secures the payment of all obligations of the Applicant now or hereafter existing under the Master Agreement (including all contingent obligations with respect to Credit(s) issued or procured for issuance by the Pledgee for the Applicant’s account or the account of an affiliate of the Applicant pursuant to the terms of the Master Agreement), and further secures the payment of all present and future obligations of each Pledgor under this Agreement, in each case, whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, expenses or otherwise, including the payment in accordance with terms hereof and thereof of any and all expenses (including reasonable counsel fees and expenses) incurred by the Pledgee in enforcing any rights under this Agreement and the Master Agreement (all such obligations being the “Secured Obligations”). In relation to each Pledgor, this Agreement is intended to convey to the Pledgee, and each Pledgor hereby grants to the Pledgee, the right and power to exercise exclusive control over all Security Entitlements in, and the sole right and power to direct dispositions of all cash deposits in that Pledgor’s Account for the purposes of sections 8-106, 9-106 and 9-104 of the NYUCC. For the avoidance of doubt, and notwithstanding anything in this Agreement or the Master Agreement to the contrary, all amounts paid by any Pledgor, realised from a Pledgor’s Collateral or otherwise applied in respect of a Pledgor to the Secured Obligations shall be applied without duplication of any such amounts paid or applied with respect to the other Pledgors and shall, to the extent so paid or applied, satisfy the obligations of all Pledgors hereunder and under the Master Agreement with respect to such Secured Obligations.

Section 4. Delivery and Maintenance of Security Collateral

(a)

In connection with the issuance of Credits from time to time pursuant to the terms of the Master Agreement, the Pledgors (in such combination as they may determine in their sole discretion) shall cause cash and/or Securities of the type specified in Schedule 1 (the “Qualifying Collateral”) to be credited to the Accounts in accordance with the Control Agreement as Collateral so that the Letter of Credit Value of such Qualifying Collateral as of the date of issuance of such Credit or Credits shall, in the aggregate with respect to all Pledgors, equal or exceed an amount equal to the aggregate face amount of the then outstanding Credits, all as determined in accordance with the provisions of this Agreement, including Schedule 1 and Schedule 2 hereto (the “Required Account Value”).

(b)

Pledgors may pledge additional Qualifying Collateral hereunder at any time. Unless and until an Event of Default shall exist and be continuing, each Pledgor may transfer, sell, exchange, settle, withdraw, redeem or invest that Pledgor’s Collateral from that Pledgor’s Account or substitute other Collateral for any Collateral then held in that Pledgor’s Account (and the security interest hereunder in favor of the Pledgee in any such Collateral removed from an Account shall automatically, without further action on the part of any party, be released), provided that upon giving effect to such transaction (and any contemporaneous transactions initiated by other Pledgors) the aggregate Letter of Credit Value of the Collateral credited to all Accounts shall equal or exceed an amount equal to the Required Account Value. Notwithstanding the foregoing or anything to the contrary in this Agreement, each Pledgor may at any time cause cash to be paid from that Pledgor’s Account to the Pledgee for application to the payment of outstanding Secured Obligations.

(c)

The Pledgee agrees that in the event that it delivers a written instruction to the Securities Intermediary under Article lll(3)(ii) of the Control Agreement requiring the Pledgee’s prior written approval to any transfer, withdrawal, sale, settlement, redemption, investment or substitution (each a “trade”) undertaken by any Pledgor in accordance with the foregoing clause (b), the Pledgee shall not unreasonably withhold or delay such written approval so as to enable the trade to settle in the ordinary course of business.

(d)

In the event that the aggregate Letter of Credit Value of the Collateral credited to all Accounts shall be less than the Required Account Value for any reason, the Pledgors shall, within 5 Business Days after receipt of written notice from the Pledgee, cause additional Qualifying Collateral to be credited to one or more Accounts to the extent necessary to cause the aggregate Letter of Credit Value of the Collateral credited to all Accounts to equal or exceed the Required Account Value.

(e)

In relation to any Pledgor, upon the occurrence of a Net Worth Deficiency (whether or not subsequently cured) or upon the announcement by any Pledgor of its decision to cease writing insurance or reinsurance business, the Pledgee may upon written notice to that Pledgor transfer, or require that Pledgor as promptly as reasonably practicable after receipt of such written notice to transfer, that Pledgor’s Collateral from that Pledgor’s Account to a securities account at Citibank, N.A. (London, England branch), and to execute as promptly as reasonably practicable after receipt of such written notice a charge governed by English law (in substantially the customary form used by the Pledgee, a copy of which charge has been provided to the relevant Pledgor) in substitution for or in addition to this Agreement.

Section 5. Use of Proceeds In relation to each Pledgor, Proceeds that are received in respect of any of the Collateral of that Pledgor shall be held as cash Collateral of that Pledgor as provided in Section 2 of this Agreement, but subject always to the Pledgors’ rights under Section 4(b) of this Agreement and the other terms of this Agreement.

Section 6. Representations. Warranties and Covenants

Each Pledgor represents, warrants and covenants as follows:

(a)

It is duly organized and validly existing under the laws of the jurisdiction of its organisation and has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals except where such failure would not have a material adverse effect on its business) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)

The execution, delivery and performance by it of this Agreement, and the consummation of the transactions contemplated hereby, are within its corporate powers and have been duly authorized by all necessary corporate action.

(c)	All of its Collateral consisting of certificated securities and instruments has been delivered to the Pledgee or the Securities Intermediary with appropriate instruments of endorsement in blank.

(d)

No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required for any of (i) for the grant by it of the security interest granted hereby, for the pledge by it of its Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by it, (ii) for the perfection or maintenance of the pledge and security interest created hereby (including the first priority nature of such pledge or security interest), save that it may be preferable to register this Agreement in the Register of Charges in Bermuda (with respect to Pledgors organized in Bermuda), and the actions described in Section 4 of this Agreement with respect to its Collateral, which actions have been or, at the times required pursuant to Section 4, will be taken and are, or at such times or times will be, in full force and effect or (iii) for the exercise by the Pledgee of its rights provided for in this Agreement or the remedies in respect of its Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of its Collateral by laws affecting the offering and sale of securities generally.

(e)

The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, (i) do not violate any provision of any law, rule or regulation applicable to it; (ii) do not and will not conflict with its charter or by-laws or substantively similar constitutive documents; or (iii) do not and will not conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than the Lien in favour of the Pledgee created hereby) upon any of its property or assets (excluding Collateral) of itself or any of its subsidiaries, under any indenture, loan agreement, mortgage, deed of trust or other instrument or agreement to which it or any of its subsidiaries may be or become a party or by which it may be or become bound or to which its property or assets or any of its subsidiaries may be or become subject, except as would not have a material adverse effect on such Pledgor or the rights of the Pledgee hereunder.

(f)

It is the legal and beneficial owner (or, in the case of Financial Assets that underlie Security Entitlements from time to time credited to the Accounts, the beneficial owner) of the Collateral, and has and shall at all times have rights in, and good and marketable title to, the Collateral, free and clear of all Liens and “adverse claims” (as such term is defined in Section 8-102(a)(1) of the NYUCC), save as exist under the Control Agreement or as may have been disclosed by it to the Pledgee in writing prior to the date of this Agreement. Liens in favour of Citibank, N.A. securing its reimbursement obligations to Citibank, N.A. in connection with the issuance of letters of credit shall be deemed to have been disclosed in writing to the Pledgee. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing it or any trade name of it as debtor with respect to the Collateral is on file in any recording office, except such as may have been filed in favour of the Pledgee.

(g)

It undertakes upon a Change of Control promptly to inform the Pledgee of such fact and to enter into such additional documentation as is reasonably required by the Pledgee in order to ensure that the rights of the Pledgee under this Agreement are in no way prejudiced, including but not limited to, in the case of the Applicant, the entering into of any new Master Agreement on substantially the same terms as those existing at such time.

(h)

(i) This Agreement and the pledge of its Collateral pursuant hereto create a valid security interest in its Collateral, securing the payment of the Secured Obligations, (ii) this Agreement and the Control Agreement are sufficient to perfect such security interest in its Account and all Financial Assets and cash from time to time credited thereto, and (iii) assuming the Pledgee has no notice of any Liens or “adverse claims” (as such term is defined in Section 8-102(a)(1) of the NYUCC)

with respect to its Collateral, the Pledgee will take its Collateral free and clear of any Liens and adverse claims.

(i)

No Pledgor is, or is “controlled by”, an “investment company”, within the meaning of such terms in the Investment Company Act of 1940, as amended, and no Pledgor is otherwise subject to regulation under said Act.

Section 7. Further Assurances

(a)

Each Pledgor agrees that from time to time and at its own cost, it will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action, that may be necessary, or that the Pledgee may reasonably request, in order to continue, perfect and protect any pledge or security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any of its Collateral. Without limiting the generality of the foregoing, each Pledgor will execute and file such other instruments or notices, as may be necessary, or as the Pledgee may reasonably request, in order to perfect and preserve the pledge and security interest granted or purported to be granted hereby, and will furnish to the Pledgee at or prior to the establishment of the initial Credit or Credits under the Master Agreement, and thereafter from time to time as the Pledgee may reasonably request upon the occurrence of a change in law, addition of an Additional Pledgor hereunder or other appropriate change in circumstances, an opinion of counsel, from outside counsel reasonably acceptable to the Pledgee, to the effect that the Pledgee has a perfected security interest in the Collateral granted hereunder.

(b)

Each Pledgor will furnish to the Pledgee from time to time statements and schedules further identifying and describing its Collateral and such other reports in connection with its Collateral as the Pledgee may reasonably request, all in reasonable detail.

Section 8. Post-Closing Changes Immediately after any change in its name, type of organization, jurisdiction of organization, organizational identification number or location of its principal or registered office from those set forth on the first page of this Agreement, such Pledgor will inform Pledgee of such fact and take all action reasonably required by the Pledgee for the purpose of perfecting or protecting the security interest granted by this Agreement. No Pledgor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the NYUCC) in relation to its Collateral. Each Pledgor will hold and preserve its records relating to its Collateral and will permit representatives of the Pledgee at any time during normal business hours on the Pledgor being given 5 Business Days prior notice of such inspection in writing to inspect and make abstracts from such records and other documents. If any Pledgor does not have an organizational identification number and later obtains one, it will forthwith notify the Pledgee of such organizational identification number.

Section 9. Entitlement Order The Pledgee covenants and agrees, for the benefit of each Pledgor, that it will not (i) originate any Entitlement Order or (ii) deliver any Notice of Exclusive Control (as defined in the Control Agreement) to the Securities Intermediary unless and until an Event of Default has occurred and is continuing.

Section 10. Distributions Other than upon and during the continuance of an Event of Default,

(i)	each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Collateral or any part thereof for any purpose; and

(ii)

any and all distributions paid in respect of the Pledged Securities shall be paid into the relevant Pledgor’s Account (but subject always to the Pledgors’ rights under Section 4(b) of this Agreement and the other terms of this Agreement);

In each case as further provided for in the Control Agreement.

Section 11. Transfer and Other Liens Except in accordance with the provisions of Section 4 hereof, no Pledgor shall (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral, or (ii) create or suffer to exist any Lien upon or with respect to any of its Collateral, including any right to give any Entitlement Order with respect to its Collateral, except for the pledge and security interest created by this Agreement.

Section 12. Pledgee Appointed Attorney-in-Fact Each Pledgor hereby irrevocably appoints the Pledgee as its attorney-in-fact, with full authority upon the occurrence and during the continuance of an Event of Default, in the place and stead of that Pledgor and in the name of that Pledgor or otherwise, from time to time during the continuance of such Event of Default, in the Pledgee’s discretion, to take any action and to execute any instrument that the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)	to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of its Collateral,

(b)	to receive, indorse and collect any drafts or other instruments or documents, in connection with clause (a) above, and

(c)

to file any claims or take any action or institute any proceedings that the Pledgee may deem necessary for the collection of any of its Collateral or otherwise to enforce the rights of the Pledgee with respect to any of its Collateral.

Section 13. Pledgee May Perform If any Pledgor fails to perform any agreement contained herein within ten Business Days of a notice from the Pledgee to do so, the Pledgee may, but without any obligation to do so and without further notice, itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by that Pledgor under Section 17(b) hereof. Notwithstanding any of the foregoing, if at any time an Event of Default has occurred and is continuing, the Pledgee will not be required to provide the Pledgor with any such notice and the Pledgee may, but without any obligation to do so itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by that Pledgor under Section 17(b) hereof.

Section 14. The Pledgee’s Duties The powers conferred on the Pledgee hereunder are solely to protect its interest in any Pledgor’s Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property.

Section 15. Security Interest Absolute The obligations of each Pledgor under this Agreement are independent of the Secured Obligations and any agreement with respect to the Secured Obligations, and a separate action or actions may be brought and prosecuted against any Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Applicant under the Master Agreement or whether that Pledgor is joined in any such action or actions. All rights of the Pledgee and the pledge and security interest hereunder, and all obligations of each Pledgor hereunder, shall be irrevocable, absolute and unconditional, irrespective of, and each Pledgor irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a)	any lack of validity or enforceability of this Agreement, the Master Agreement or any other agreement or instrument relating thereto;

(b)

any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from this Agreement or the Master Agreement, including, without limitation, any increase in the Secured Obligations;

(c)

any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations;

(d)

any manner of application of its Collateral, or Proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any of its Collateral for all or any of the Secured Obligations or any other assets of any Pledgor or any of its subsidiaries;

(e)	any change, restructuring or termination of the corporate structure or existence of any Pledgor or any of its subsidiaries; or

(f)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in its capacity as such.

Section 16. Remedies In relation to any Pledgor, if an Event of Default shall have occurred and be continuing:

(a)

The Pledgee may exercise in respect of that Pledgor’s Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NYUCC and also may without notice except as specified below, sell that Pledgor’s Collateral or any part thereof in one or more parcels at public or private sale, at any of the Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ written notice to that Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of that Pledgor’s Collateral regardless of a notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)

The Pledgee may, without notice to or consent by any Pledgor, give a Notice of Exclusive Control (as defined in the Control Agreement) to the Securities Intermediary or other Person holding any Account, whereupon such Pledgor shall have no right to give further entitlement orders or other instructions to the Securities Intermediary or such Person (and for the avoidance of doubt, the Pledgors acknowledge that the Pledgee’s exclusive control may include, without limitation, the right to instruct the Securities Intermediary to liquidate any or all Collateral, convert the same to cash, and convert such cash from any currency to any other currency and to reinvest such cash in other investments, whether or not Qualifying Collateral).

(c)

All rights of each Pledgor to exercise all voting and other consensual rights and receive and retain distributions and all other rights and privileges described in Section 10 shall automatically terminate, and all such rights shall automatically become vested in the Pledgee, which shall immediately be entitled to exercise all voting and other consensual rights and receive and retain distributions and exercise all other rights and privileges described in said Section.

(d)

Any cash held by or on behalf of the Pledgee and all cash Proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of that Pledgor’s Collateral may, in the discretion of the Pledgee, be held by the Pledgee as that Pledgor’s Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Pledgee pursuant to Section 17) in whole or in part by the Pledgee against all or any part of the Secured Obligations in such order as the Pledgee shall elect. Any surplus of such cash or cash Proceeds held by the Pledgee and remaining after payment in full or other discharge of all the Secured Obligations shall be paid over to the relevant Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

(e)

The Pledgee may, without notice to any Pledgor, except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against that Pledgor’s Collateral or any part thereof.

(f)

The Pledgor expressly authorises the Pledgee, and the Pledgee shall, at any time it reasonably determines is necessary to enable the Pledgee to better perfect or protect the security interests granted hereunder, upon written notice to that Pledgor, transfer to or register in the name of the Pledgee or any of its nominees any or all of that Pledgor’s Collateral in order to preserve the rights and interests of the Pledgee in that Pledgor’s Collateral.

(g)

All payments received by any Pledgor in respect of its Collateral shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of that Pledgor that do not constitute Collateral and shall be forthwith paid over to the Pledgee or credited to that Pledgor’s Account in the same form as so received (with any necessary indorsement).

(h)

At any time when an Event of Default has occurred and is continuing, if, by reason of a decrease in the maximum aggregate stated amount of all Credits then outstanding and scheduled to remain outstanding, the aggregate Letter of Credit Value of all Collateral of all Pledgors exceeds 125% of the Required Account Value, then notwithstanding the continuance of such Event of Default, the Pledgee will reasonably consider a request by the Pledgors to release Collateral in excess of 125% of the Required Account Value. If such request is granted, such release shall occur within 30 days of the Pledgor’s request therefor and the security interest hereunder in favor of the Pledgee in such Collateral shall automatically, without further action on the part of any party, be released.

Section 17. Indemnity and Expenses

(a)

Each Pledgor jointly and severally undertakes to indemnify the Pledgee, within 5 Business Days of demand, for and against all actions, proceedings, losses, damages, charges and all reasonable costs, expenses, claims and demands which the Pledgee may incur, pay or sustain in connection with this Agreement, howsoever arising (unless resulting from the Pledgee’s own bad faith, gross negligence or wilful misconduct).

(b)

Each Pledgor will, within 5 Business Days of demand, jointly and severally pay to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, and of any experts and agents that the Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of its Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Pledgee hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

Section 18. Currency

(a)

For the purpose of or pending the discharge of any of the Secured Obligations, the Pledgee may convert any monies received, recovered or realised or subject to application by the Pledgee under this Agreement (including the proceeds of any previous conversion under this Section 18)

from their existing currency of denomination into such other currency of denomination as the relevant Secured Obligation may be denominated (to the extent of any mismatch at such time, in the aggregate, between the currencies of such monies and the currencies in which the relevant Secured Obligations to be discharged are denominated), and any such conversion shall be effected at the Pledgee’s then prevailing spot rate of exchange for obtaining such other currency with the existing currency.

(b)	References herein to any currency extend to any funds of that currency and for the avoidance of doubt funds of one currency may be converted into different funds of the same currency.

Section 19. Additional Pledgors

(a)

Subject to compliance with any provisions of Section 19(e) ( “Know your customer” checks), the Applicant may at any time request that any person become an Additional Pledgor. That person shall become an Additional Pledgor if:

		(i)	the Pledgee has received the following:

(1)

a resolution of the board of directors (or its equivalent) from the Additional Pledgor approving the terms of the Accession Letter and resolving that it execute, deliver and perform the Accession Letter and authorising a specified person or persons to execute the Accession Letter and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

			(2)	a Control Agreement Accession Letter duly completed and executed by such Additional Pledgor and the Applicant; and

			(3)	such other certificates, opinions and other documents that the Pledgee may reasonably request, each in form and substance reasonably satisfactory to the Pledgee; and

		(ii)	the Additional Pledgor delivers to the Pledgee a duly completed and executed Accession Letter.

(b)

Upon satisfaction of the requirements set out in subsection (a) above, the Pledgee shall in its absolute discretion countersign and deliver the Accession Letter and the Control Agreement Accession Letter, and the Additional Pledgor shall be deemed from and after the date on which the Pledgee counter-signs the Accession Letter and Control Agreement Accession Letter to have assumed all rights and obligations under this Agreement as if it had been an Original Pledgor.

(c)

Delivery of an Accession Letter by the Additional Pledgor will constitute confirmation by it that the representations set out in
Section 6 (Representations, Warranties and Covenants) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

(d)

For the avoidance of doubt, each existing Pledgor hereby agrees jointly and severally to indemnify the Pledgee for and against costs and expenses (including reasonable legal costs and expenses) that may be incurred by the Pledgee, in each case arising out of or in connection with the accession or potential accession of any Additional Pledgor to this Agreement, in accordance with the provisions of Section 17(a).

(e)	Each Pledgor shall promptly comply and provide such information reasonably requested from time to time by the Pledgee to carry out any “know your customer” or other similar checks.

Section 20. Resignation of a Pledqor

(a)	The Applicant may request that a Pledgor (a “Resigning Pledgor”) cease to be a Pledgor by delivering to the Pledgee a Resignation Letter.

(b)

The Pledgee shall (but may decline to do so if any of the conditions in paragraphs (i) - (iii) below are not met at that time) countersign and deliver a Resignation Letter and a Control Agreement Resignation Letter, and such Resigning Pledgor shall cease to be a Pledgor hereunder effective as of the date specified in the Resignation Letter, if:

(i) the Resigning Pledgor delivers to the Pledgee a duly completed and executed Resignation Letter and Control Agreement Resignation Letter, in each case countersigned by the Applicant;

(ii) no Event of Default is continuing or would result from the effectiveness of such resignation (and the Applicant has confirmed this is the case); and

(iii)

as a result of the resignation, the aggregate Letter of Credit Value of the Collateral (which, to avoid doubt, shall not include any assets of the Resigning Pledgor) would not be less than the Required Account Value.

Section 21. Release of Resigning Pledgor

If a Resigning Pledgor ceases to be a Pledgor in accordance with the terms of this Agreement then on and as of the date such Resigning Pledgor ceases to be a Pledgor:

(a)	that Resigning Pledgor is released by the Pledgee from any liability (whether past, present or future and whether actual or contingent) under this Agreement;

(b)

each other Pledgor waives any rights it may have by reason of the performance of its Secured Obligations to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Pledgee under this Agreement or of any other security taken pursuant to, or in connection with this Agreement, where such rights or security are granted by or in relation to the assets of the Resigning Pledgor;

(c)

For the avoidance of doubt, each existing Pledgor hereby agrees jointly and severally to indemnify the Pledgee for and against costs and expenses (including reasonable legal costs and expenses) that may be incurred by the Pledgee, in each case arising out of or in connection with the actual or proposed resignation of any Pledgor, in accordance with the provisions of Section 17(a).

(d)	the pledge and security interest granted under this Agreement by that Resigning Pledgor shall terminate and that Resigning Pledgor’s Collateral shall be returned to that Resigning Pledgor;

(e)	the Pledgee shall instruct the Securities Intermediary to transfer the Resigning Pledgor’s Collateral in accordance with the Resigning Pledgor’s instructions; and

(f)

upon the request of any Pledgor, the Pledgee will, at the joint and several expense of the Pledgors, execute and deliver to that Pledgor such documents as that Pledgor shall reasonably request to evidence such termination.

Section 22. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any party hereto, shall in any event be effective unless the same shall be in writing and signed by the Pledgee and the Applicant, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 23. Addresses for Notices All notices and other communications provided for hereunder shall be either (i) in writing (including facsimile communication) and mailed, transmitted or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Pledgee, addressed to:

Citibank Europe Plc
1 North Wall Quay
Dublin 1
Ireland

Attention:	Insurance Letter of Credit Department

Facsimile Number:	+353 1622 1009

and, in the case of any Pledgor, to the address shown under its name on the signature page to this Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, transmitted, sent by electronic mail or otherwise, be effective when deposited in the mails, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; Delivery by facsimile or electronic transmission (i.e. “PDF” or “TIFF” files) of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 24. Continuing Security Interest: Assignment In relation to any Pledgor, this Agreement shall create a continuing security interest in that Pledgor’s Collateral and shall (a) remain in full force and effect with respect to that Pledgor until the earlier of (i) the resignation of that Pledgor pursuant to the provisions hereof and (ii) the termination of this Agreement pursuant to Section 25 hereof, (b) be binding upon each Pledgor and the Pledgee and their respective successors and permitted assigns and (c) inure, together with the rights and remedies of the Pledgee, to the benefit of the Pledgee and its respective successors, permitted transferees and assigns. Without limiting the generality of the foregoing clause (c), the Pledgee may assign or otherwise transfer to any other Person all or any portion of its rights and obligations under this Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Pledgee herein or otherwise; provided that such assignment or transfer is to a Permitted Transferee as defined under the terms of the Master Agreement to whom the Pledgee in its capacity as provider of Credits under the Master Agreement is making a contemporaneous assignment of its rights and obligations under the Master Agreement in accordance with the terms thereof. Each Pledgor will, at the expense of the Pledgee, make, execute, endorse, acknowledge, file and/or deliver to the Pledgee such confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps related to that Pledgor’s Collateral and other property or rights covered by the security interest hereby granted, which the Pledgee deems reasonably advisable to perfect, preserve or protect its security interest in that Pledgor’s Collateral, including any actions which may be required or advisable as a result of any amendment or supplement to applicable laws, including the NYUCC.

Section 25. Release and Termination Except in relation to the prior resignation of any Resigning Pledgor in accordance with the terms of this Agreement, upon the later of (i) the payment in full in cash of the Secured Obligations and (ii) the termination of the Master Agreement, the pledge and security interest granted hereby shall terminate and all rights to any Pledgor’s Collateral shall revert to the relevant Pledgor and the Pledgee shall instruct the Securities Intermediary to transfer the Pledgor’s Collateral in accordance with that Pledgor’s instructions. Upon any such termination, the Pledgee will, at the joint and several expense of the Pledgors, execute and deliver to that Pledgor such documents as that Pledgor shall reasonably request to evidence such termination.

Section 26. Governing Law; Terms This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of said State, which is expressly made applicable hereto).

Section 27. Jurisdiction, Venue

(a)

Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State or United States federal court (to the extent such court has subject matter jurisdiction) sitting in New York City and any appellate court from any such court in any action or proceeding arising out of or relating to this Agreement or for the recognition and enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding may be heard and determined in any such New York State court or in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at its address specified in Section 23.

(b)

Nothing in this Section 27 shall affect the right of any party to serve legal process in any other manner permitted by applicable law or affect any right which any party would otherwise have to bring any action or proceeding against any other party or its property in the courts of any other jurisdiction.

SECTION 28. WAIVER OF JURY TRIAL. EACH PLEDGOR AND THE PLEDGEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PLEDGEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 29. Execution in Counterparts This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission (i.e. “PDF” or “TIFF” files) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 30. Severability If any term or provision of this Agreement is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this Agreement shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in any other jurisdiction.

Section 31. Termination of Prior Agreement The parties agree that any prior pledge agreement between any Pledgor and the Pledgee with respect to its Collateral is terminated as of the effective date of this Agreement. For the avoidance of doubt, any other pledge or security agreement relating to security other than the Collateral which has been entered into between any Pledgor or any of their affiliates and the Pledgee or any of its affiliates shall be unaffected by this Agreement and shall remain in full force and effect in accordance with the terms contained therein.

EXECUTION COPY

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

XL Insurance (Bermuda) Ltd

BY:

Name: C. Stanley Lee
Title: Chief Financial Officer

Address:	XL House One Bermudiana Road Hamilton HM08 Bermuda

Attention:	Senior Treasury Analyst at the Treasury Department. with a copy to the Company Secretary

Facsimile Number:	+1 441 296 6399 (Treasury Department) +1 441 294 7307 (Company Secretary)

XL Re Ltd

BY:

Name: Greg Hendrick
Title: President

Address:	XL House One Bermudiana Road Hamilton HM08 Bermuda

Attention:	Senior Treasury Analyst at the Treasury Department. with a copy to the Company Secretary

Facsimile Number:	+1 441 296 6399 (Treasury Department) +1 441 294 7307 (Company Secretary)

Citibank Europe Plc
BY:

Name:
Title:

EXECUTION COPY

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

XL Insurance (Bermuda) Ltd

BY:

Name:
Title:

Address:	XL House
One Bermudiana Road
Hamilton HM08
Bermuda

Attention:	Senior Treasury Analyst at the Treasury Department, with a copy to the Company Secretary

Facsimile Number:	+1 441 296 6399 (Treasury Department)
+1 441 294 7307 (Company Secretary)

XL Re Ltd

BY:

Name:
Title:

Address:	XL House
One Bermudiana Road
Hamilton HM08
Bermuda

Attention:	Senior Treasury Analyst at the Treasury Department, with a copy to the Company Secretary

Facsimile Number:	+1 441 296 6399 (Treasury Department)
+1 441 294 7307 (Company Secretary)

Citibank Europe Plc
BY:

Name:	PEADAR MAC CANNA
Title:	DIRECTOR

SCHEDULE 1

Letter of Credit Value and Pledgee’s Requirements

			Letter of Credit Value			Maximum % of Total

			Maturity (years)
	Qualifying Collateral	Rating	<5	5-10	11-20

1.	OECD Government Bonds including agencies and agency RMBS backed by the full faith and credit of their respective OECD governments (eg Ginnie Mae, KFW, AGF etc)	AA- or better	95.0%	92.5%	90%	100%

2.	US and OECD Government Agencies and agency guaranteed RMBS not covered under 2 above	AA- or better	92.0%	92.0%	88.0%	100%

3.	Supranational Bonds	AA- or better	90.0%	90.0%	85.0%	100%

4.	Government Guaranteed Debt to include debt guaranteed by agencies carrying the full faith and credit of their respective OECD governments (eg SFEFR)	AA- or better	95.0%	92.5%	90.0%	100%

5.	Corporate Bonds	AA- or better	90.0%	90.0%	85.0%	25%

*Subject to further adjustment pursuant to the provisions set forth in Schedule 2.

NB. Debt issued by the Pledgor is not eligible and money market cash sweeps are not eligible.
No single corporate bond issuer is to be more than 10% of total.

SCHEDULE 2

Currency Margins

1.

Where the Qualifying Collateral or a portion thereof is denominated in the same currency as a Credit (the “Credit Currency”), the Qualifying Collateral or such portion thereof shall have a value of 100% of its value in the relevant Credit Currency; and for this purpose the Pledgee shall notionally match each Credit with the Collateral or a portion thereof denominated in the relevant Credit Currency.

2.

Where the Qualifying Collateral or a portion thereof is denominated in a currency other than the relative Credit Currency, both the Letter of Credit Value (or, where only a portion of the Qualifying Collateral is in the relative Credit Currency, the balance of the Letter of Credit Value remaining unmatched) and the Qualifying Collateral or such portion thereof shall be notionally converted into a common base currency (as the Pledgee may in its discretion determine); and following such notional conversion the Qualifying Collateral or such portion thereof shall suffer a deduction of the Relevant Percentage, to cover exchange movements that may from time to time affect the value of the underlying unmatched Qualifying Collateral or a portion thereof and the contingent obligations to which it relate.

3.	The “Relevant Percentage” means:

(a)

where the Qualifying Collateral or a portion is denominated in U.S. dollars, Euro or English Pounds Sterling, 10% (For the avoidance of doubt, the margin of no more than 10% applies where there is a discrepancy between the Credit Currency and the currency of the Qualifying Collateral relating such to U.S. dollars, Euro or English Pound Sterling);

	(b)	where the Qualifying Collateral or a portion thereof is denominated in Swiss Francs, Canadian dollars or Japanese yen, 15%; and

	(c)	where the Qualifying Collateral or portion thereof is denominated in any other currency, 25%.

4.	For the purposes of each notional conversion to be effected hereunder the provisions of Section 18(a) shall apply mutatis mutandis.

SCHEDULE 3

[RESERVED]

SCHEDULE 4

[RESERVED]

SCHEDULE 5

Form of Accession Letter

To:	Citibank Europe Plc as Pledgee

From:	{Name of Additional Pledgor}

Dated:	{ }

Dear Sirs

Pledge Agreement dated { ● } 2009 (as amended and in effect from time to time, the “Pledge Agreement”) made between XL Insurance (Bermuda) Ltd and XL Re Ltd as pledgors and Citibank Europe Plc as pledgee

2.

We refer to the Pledge Agreement. This is an Accession Letter. Terms defined in the Pledge Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

(a) We agree to become an Additional Pledgor and to be bound by the terms of the Pledge Agreement as an Additional Pledgor pursuant to Section 19 (Additional Pledgors) of the Pledge Agreement and we assume ail rights and obligations under the Pledge Agreement (including, without limitation, the grant of security) as if we had been an Original Pledgor. {Additional Pledgor} is a [company][corporation][limited liability company] duly incorporated, validly existing and in good standing under the laws of [name of relevant jurisdiction] with company registration number { }.

(b) We confirm that the representations set out in Section 6 of the Pledge Agreement (Representations, Warranties and Covenants) are true and correct with respect to {Additional Pledgor} at the date of delivery of this Accession Letter.

4.	Our “Account” (as defined in the Pledge Agreement) is

_________________________ at _________________________.

5.	{Name of Additional Pledgor’s} administrative details are as follows:

	Address:	[ ● ]

	Fax No:	[ ● ]

	Email:	[ ● ]

	Attention:	[ ● ]

6.

This Accession Letter shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligations Law of said State, which is expressly made applicable hereto.

7.	This Accession Letter will take effect from the date falling on and after the date on which (if at all) the Pledgee has counter-signed this Accession Letter.

executed on behalf of
{insert name of additional pledgor}
as Additional Pledgor

(Sign)	(Sign)

Name:	Name:

Title:	Title:

executed on behalf of
XL Insurance (Bermuda) Ltd
as Applicant

(Sign)	(Sign)

Name:	Name:

Title:	Title:

We hereby consent to and countersign this Accession Letter as of {insert date}.

Citibank Europe Plc
as Pledgee

(Sign)	(Sign)

Name:	Name:

Title:	Title:

SCHEDULE 6

Form of Resignation Letter

To:	Citibank Europe Plc (as Pledgee)

From:	[resigning Pledgor)

XL Insurance (Bermuda) Ltd (as Applicant)

Dated:	{ }

Dear Sirs

Pledge Agreement dated { ● } 2009 (as amended and in effect from time to time, the “Pledge Agreement”) made between XL Insurance (Bermuda) Ltd and XL Re Ltd, as pledgors, and Citibank Europe Plc as pledgee

1.

We refer to the Pledge Agreement. This is a Resignation Letter. Terms defined in the Pledge Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to Section 20 (Resignation of a Pledgor) of the Pledge Agreement, we request that [resigning Pledgor] be released from its obligations as a Pledgor under the Pledge Agreement.

3.	We confirm that:

(a) no Event of Default is continuing or would result from the effectiveness of this resignation; and

(b)

as a result of the resignation, the aggregate Letter of Credit Value of the Collateral (which, to avoid doubt, shall not include any assets of the resigning Pledgor) will not be less than the Required Account Value.

4.

This Resignation Letter shall be governed and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligations Law of said State, which is expressly made applicable hereto.

5.	This Resignation Letter will take effect from the date falling on and after the date on which (if at all) the Pledgee counter-signs this Resignation Letter.

executed on behalf of
{insert name of resigining pledgor}
as Resigning Pledgor

(Sign)	(Sign)

Name:	Name:

Title:	Title:

executed on behalf of
XL Insurance (Bormuda) Ltd
as Applicant

(Sign)	(Sign)

Name:	Name:

Title:	Title:

We hereby consent to and countersign this Resignation Letter as of {insert date}.

Citibank Europe Plc
as Pledgee

(Sign)	(Sign)

Name:	Name:

Title:	Title:

SCHEDULE 7

Account details

Name of Pledgor	Account Name & Number	IBAN Number

XL Insurance (Bermuda) Ltd		N/A

XL Re Ltd		N/A

XL Re Ltd		N/A

EXHIBIT A

CERTAIN DEFINED TERMS

(a)	Capitalized terms used herein shall have the respective meanings ascribed to them below:

“Accession Letter” means a document substantially in the form set out in Schedule 3 (Form of Accession Letter) and (as the context requires) duly executed by the parties thereto.

“Additional Pledgor” means any person which the Pledgee may approve from time to time as a pledgor and/or (as the context requires) who is the subject of a duly executed Accession Letter.

“Applicant” means XL Insurance (Bermuda) Ltd, a company organized and existing under the laws of Bermuda, whose address of its registered or principal office is at XL House, One Bermudiana Road, Hamilton HM08, Bermuda.

“Business Day” means a day (other than a Saturday or Sunday) on which the banks are generally open for business in London and Bermuda.

“Change of Control” is deemed to have occurred if in relation to any Pledgor:

(a) the Persons owning the Voting Interests of that Pledgor as of the date hereof shall cease to own 51% or more of the Voting Interests of that Pledgor; or

(b) Continuing Directors shall cease for any reason to constitute a majority of the board of directors of that Pledgor.

“Collateral” has the meaning specified therefor in Section 2 hereof.

“Consolidated Net Worth”, with respect to any Person, means the consolidated stockholders’ equity of such Person and its consolidated subsidiaries, determined in accordance with generally accepted accounting principles and practices in the United States of America.

“Continuing Directors” means, in relation to any Pledgor, the directors of that Pledgor on the date hereof and each other director if, in each case, such other director’s nomination for election to that Pledgor’s board of directors is recommended by at least a majority of the then Continuing Directors.

“Control Agreement” means the Collateral Account Control Agreement dated on or around the date of this Agreement (as from time to time amended, varied, supplemented, novated or assigned) between the Pledgors, the Pledgee and the Securities Intermediary, pursuant to which the Securities Intermediary agrees to act as custodian to hold the Collateral upon the terms contained therein.

“Control Agreement Accession Letter” means an accession letter substantially in the form attached to the Control Agreement.

“Control Agreement Resignation Letter” means a resignation letter substantially in the form attached to the Control Agreement.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Agreement or the Master Agreement (or otherwise in order for the transactions contemplated by this Agreement or the Master Agreement to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party preventing that, or any other party:

(i)	from performing its payment obligations under this Agreement or the Master Agreement; or

(ii)	from communicating with other parties in accordance with the terms of this Agreement or the Master Agreement,

and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted.

“Entitlement Holder” means a Person that (a) is an “entitlement holder” as defined in Section 8-102(a)(7) of the NYUCC (except in respect of a Book-entry Security); and (b) in respect of any book-entry Security, is an “entitlement holder” as defined in 31 C.F.R. 357.2 (or, as applicable to such book-entry Security, the corresponding Federal Book-Entry Regulations governing such book-entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also an “entitlement holder” as defined in Section 8-102(a)(7) of the NYUCC.

“Entitlement Order” has the meaning set forth in Section 8-102(a)(8) of the NYUCC and shall include, without limitation, any notice or related instructions from the Pledgee directing the transfer or redemption of the Collateral or any part thereof.

“Event of Default” means:

(a)

a failure by any Pledgor to pay on its due date any reimbursement amount payable pursuant to the Master Agreement, or within three Business Days of its due date any other amount payable pursuant to this Agreement or the Master Agreement, in each case at the place and in the currency in which it is expressed to be payable, unless the failure to pay is caused by:

	(i)	administrative or technical error; or

	(ii)	a Disruption Event; and

payment is made within two Business Days of its due date,

(b)	any Pledgor does not comply with its obligations under sections 4(a) or 4(d) of this Agreement, or clause 1.2 of the Master Agreement is not satisfied, unless such failure is caused by:

	(i)	administrative or technical error; or

	(ii)	a Disruption Event; and

such obligation is complied with within two Business Days of the date required pursuant to such provisions,

(c)	any Pledgor does not comply with its obligations under sections 4(e) or 11 of this Agreement,

(d)

a failure by any Pledgor to comply with any provision of this Agreement or the Master Agreement (other than those referred to in paragraphs (a), (b) and (c) above), unless the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (1) the Pledgee giving written notice thereof to the Applicant and (2) the relevant Pledgor becoming aware of the failure to comply.

(e)

any representation or statement made or deemed to be made by any Pledgor under this Agreement or by the Applicant under the Master Agreement or in either case under any other document delivered by or on behalf of any Pledgor under or in connection with this Agreement or the Master Agreement is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, unless such breach is capable of remedy and is remedied within ten Business Days of the earlier of (1) the Pledgee giving written notice thereof to the Applicant and (2) the relevant Pledgor becoming aware of such breach.

“Federal Book-Entry Regulations” means the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)” governing book-entry securities consisting of United States Treasury securities, U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. 357.10 through 357.14 and 357.41 through 357.44 (including related defined terms in 31 C.F.R. 357.2), as amended by regulations published at 61 Fed. Reg. 43626 (August 23, 1996) and as amended by an subsequent regulations.

“Letter of Credit Value” means

          (a) in respect of each component of the Qualifying Collateral, (x) the market value of the Security or (y) the cash value, in each case

(i)	subject to the provisions of Schedules 1 and 2 and

(ii)

multiplied by the percentage specified in the table set out in Schedule 1 under the column headed “Letter of Credit Value” for that type of Security or for cash; and if at any time there is more than one component part to the Qualifying Collateral, the Letter of Credit Value for the Qualifying Collateral shall be the sum of the Letter of Credit values for each component part of the Qualifying Collateral; or

          (b) such other amount calculated in such other manner as may be from time to time be agreed by the Pledgee and the Applicant.

“Lien” means any mortgage, pledge, attachment, lien, charge, claim, encumbrance, lease or security interest, easement, right of first or last refusal, right of first offer or other option or contingent purchase right.

“Master Agreement” means the agreement dated on or around the date of this Agreement (as from time to time amended, varied, supplemented, novated or assigned) between the Applicant and the Pledgee, pursuant to which the Pledgee has established, maintained, amended, renewed or substituted or arranged for the establishment, maintenance, amendment, renewal or substitution of a Credit.

“Net Worth Deficiency” means that at any time, the Consolidated Net Worth of XL Capital Ltd, a company organised and existing under the laws of the Cayman Islands, and its subsidiaries on a consolidated basis, is less than US$3,000,000,000 (or its equivalent in other currencies).

“NYUCC” means the Uniform Commercial Code from time to time in effect in the State of New York.

“Person” means any individual, corporation, partnership, joint venture, foundation, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any agency or instrumentality of any thereof.

“Resignation Letter” means a letter substantially in the form set out in Schedule 4 (Form of Resignation Letter);

“Securities Intermediary” means a Person that (a) is a “securities intermediary” as defined in Section 8-102(a)(14) of the NYUCC and (b) in respect of any U.S. Government Obligations, is also a “securities intermediary” as defined in 31 C.F.R. 357.2.

“Secured Obligations” has the meaning specified therefor in Section 3 hereof.

“Security Control” means “control” as defined in Section 8-106 of the NYUCC.

“Security Entitlement” means (a) security entitlement” as defined in Section 8-102(a)(17) of the NYUCC (except in respect of a U.S. Government Obligation); and (b) in respect of any U.S. Government Obligation, a “security entitlement” as defined in 31 C.F.R. 357.2 which, to the extent required or permitted by the Federal Book-Entry Regulations, is also a “security entitlement” as defined in Section 8-102(a)(17) of the NYUCC.

“STRIPS” has the meaning thereof set forth in Section 357.2 of the Federal Book-Entry Regulations.

“U.S. Government Obligations” means all of the United States Treasury securities (including STRIPS) maintained in the commercial book-entry system entitled Treasury/Reserve Automated Debt Entry System (“TRADES’) pursuant to the Federal Book-Entry Regulations or pursuant to a successor system.

“Voting Interests” of any Person means shares of capital stock issued by a corporation, or equivalent equity interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

(b) NYUCC Terms. Terms defined or referenced in the NYUCC and not otherwise defined or referenced herein are used herein as therein defined or referenced. In particular, the following terms are used herein as defined or referenced in the respective NYUCC sections indicated below: “Deposit Account’: Section 9-102(a)(29); “Entitlement Order”: Section 8-102(a)(8); “Financial Asset”: Section 8-102(a)(9); “Instrument”: Section 9-102(a)(47); “Investment Property”: Section 9-102(a)(49); “Proceeds”: Section 9-102(a)(64); “Securities Account”: Section 8-501(a); “Security”: Section 8-102(a)(15).

(c) Other Interpretive Provisions. As used herein, (i) references to specific sections, articles, annexes, schedules and exhibits are to this agreement; (ii) references to any agreement include amendments, restatements, modifications and supplements thereto in accordance with the terms hereof and thereof; (iii) references to any applicable law include amendments, supplements and successors thereto; (iv) references to any Person include such Person’s successors and assigns (subject to any applicable restrictions on assignment by such Person hereunder or under the Master Agreement) and, in the case of any governmental authority, any Person succeeding to its functions and capacities; (v) words importing any gender include the other gender; (vi) the singular includes the plural and the plural includes the singular; and (vii) the words “including”, “include” and “includes” shall be deemed to be followed by the words “without limitation”.